HOLLYWOOD PRODUCTIONS, INC.
                         14 East 60th Street, Suite 402
                            New York, New York 10022

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held on January 28, 1998


To the Shareholders of HOLLYWOOD PRODUCTIONS, INC.

         NOTICE IS HEREBY GIVEN that an Special Meeting of Shareholders of HOLLYWOOD PRODUCTIONS, INC. (Athe Corporation@) will be held at the Corporation's offices located at 14 East 60th Street, Suite 402, New York, New York, on January 28, 1998, at 10:00 a.m. Eastern time, for the following purposes:

     1. To elect four (4) Directors to the Corporation's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified;

     2. To vote on the proposal to reverse split the Corporation's outstanding shares on a 1 for 3 basis; and

     3. To transact such other business as properly may be brought before the meeting or any adjournment thereof.

     The close of business on December 15, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

     You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date, and sign the accompanying proxy, and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy automatically will be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Special Meeting of Shareholders.

                                              By order of the Board of Directors

                                                       Robert DiMilia, Secretary
Dated: January 7, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY, AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                           HOLLYWOOD PRODUCTIONS, INC.
                               14 East 60th Street
                            New York, New York 10022

                                 PROXY STATEMENT

                                       FOR

                         Special Meeting of Stockholders
                         To Be Held on January 28, 1998


         This proxy statement and the accompanying form of proxy were mailed on January 7, 1998 to the stockholders of record (as of December 15, 1997) of Hollywood Productions, Inc., a Delaware corporation (Athe Corporation@), in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Special Meeting to be held on January 28, 1998 and at any adjournment thereof.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         Shares of the Corporation's Common Stock, par value $.001 per share (Athe Common Stock@), represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR the proposal (i) to elect four (4) Directors to the Corporation's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified; and (ii) to reverse split the Corporation's outstanding shares on a 1 for 3 basis.

         Any such proxy may be revoked at any time before it is voted. A stockholder may revoke this proxy (i) by notifying the Secretary of the Corporation, either in writing prior to the Special Meeting or in person at the Special Meeting; (ii) by submitting a proxy bearing a later date; or (iii) by voting in person at the Special Meeting. An affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon is required to elect the Directors. A stockholder voting through a proxy who abstains with respect to the election of Directors is considered to be present and entitled to vote on the election of Directors at the meeting, and his abstention is, in effect, a negative vote; however, a stockholder (including a broker) who does not give authority to a proxy to vote or who withholds authority to vote on the election of Directors shall not be considered present and entitled to vote on the election of Directors. A stockholder voting through a proxy who abstains with respect to approval of any other matter to come before the meeting is considered to be present and entitled to vote on that matter, and his abstention is, in effect, a negative vote; however, a stockholder (including a broker) who does not give authority to a proxy to vote or who withholds authority to vote on any such matter shall not be considered present and entitled to vote thereon.

         The Corporation will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its Executive Officers and certain Directors to solicit proxies from stockholders in person and by mail, telegram, and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements, and other material to the beneficial owners of the Common Stock held of record by such persons, and the Corporation may reimburse same for reasonable out-of-pocket expenses incurred by same in so doing.

         The Special Report on Form 10-KSB for the fiscal year ended December 31, 1997 will be mailed to shareholders when available. The Quarterly Report on Form 10-QSB for the period ended September 30, 1997, including unaudited financial statements, accompanies this proxy statement as Appendix AA.@

         The principal executive offices of the Corporation are located at 14 East 60th Street, Suite 402, New York, New York 10022; the Corporation's telephone number is (212) 688-9223.

Certain Reports

         No person (Aa Reporting Person@) who during the fiscal year ended December 31, 1997 was a Director, Officer, or beneficial owner of more than ten percent of the Corporation's Common Stock [which is the only class of securities of the Corporation registered under Section 12 of the Securities Exchange Act of 1934 (Athe Act@)], failed to file on a timely basis reports required by Section 16 of the Act during the most recent fiscal year or prior years. The foregoing is based solely upon a review by the Corporation of (i) Forms 3 and 4 during the most recent fiscal year as furnished to the Corporation under Rule 16a-3(d) under the Act; (ii) Forms 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year; and (iii) any representation received by the Corporation from any reporting person that no Form 5 is required, except as described herein.

                   VOTING SECURITIES AND SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The securities entitled to vote at the meeting are the Corporation=s Common Stock, par value $.001 per share. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. The close of business on December 15, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. At that date, 6,092,500 shares of Common Stock were outstanding. Voting of the shares of Common Stock is on a non-cumulative basis.

         The following table sets forth information as of December 15, 1997 with respect to the beneficial ownership of shares of Common Stock by (i) each person (including any Agroup@ as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) known by the Corporation to be the owner of more than 5% of the outstanding shares of Common Stock; (ii) each Director; and (iii) all Officers and Directors as a group. Except to the extent indicated in the footnotes to the following table, each of the individuals listed below possesses sole voting power with respect to the shares of Common Stock listed opposite his name.

Name And Address of                                                       Amount and Nature                               Percent of
Beneficial Owner                                                          Of Beneficial Owner                             Class (1)
----------------------                                                    -------------------                             ---------
European Ventures Corp. (2)                                               3,601,050  (3)                                   59.1%
P.O. Box 47
Road Town, Tortolla, British
Virgin Islands

Harold Rashbaum  (2)                                                       157,500 (4)                                     2.5%
c/o Hollywood Productions, Inc.
14 East 60th Street, Suite 402
New York, New York 10022

Alain A. Le Guillou, M.D. (2)                                              --                                              --
c/o Hollywood Productions, Inc.
14 East 60th Street, Suite 402
New York, New York 10022

Robert DiMilia                                                             50,000 (5)                                      *
c/o Hollywood Productions, Inc.
14 East 60th Street, Suite 402
New York, New York 10022

All Officers and Directors                                                 207,500 (5)                                     3.3%
(3 as a Group) (2)-(5)

* Less than 1%

(footnotes from previous page)

     (1) Does not give effect to the issuance of (i) 4,400,000 shares of Common Stock reserved for issuance upon the exercise of the Warrants; (ii) 240,000 shares of Common Stock reserved for issuance upon the exercise of the underwriter's warrants and the Warrants underlying the underwriter's warrants; and (iii) 250,000 shares of Common Stock reserved for issuance under the Corporation's 1995 Senior Management Incentive Plan, except for the 75,000 shares issued thereunder and the 150,000 shares underlying options granted pursuant thereto.

     (2) Harold Rashbaum is the father-in-law of Ilan Arbel, the sole officer and director of European Ventures Corp. (AEVC@).

     (3) Does not include shares of Common Stock underlying Warrants issuable upon the exercise of Warrants owned by EVC. ---------------------------

     (4) Includes (i) 50,000 shares of Common Stock under the Senior Management Incentive Plan, pursuant to a vesting schedule, none of which have vested; (ii) 100,000 shares of Common Stock underlying an option granted under the Corporation=s Senior Management Incentive Plan; and (iii) 7,500 shares issued to H.B.R. Consultants Sales Corp. in September 1996. See AExecutive Compensation-Employment and Consulting Agreements@ and @Senior Management Incentive Plan.@
------

     (5) Includes 50,000 shares of Common Stock issuable upon the exercise of an option granted to Robert DiMilia under the Corporation=s Senior Management Incentive Plan.


         It is expected that the following will be considered at the meeting and that action will be taken thereon:

                            I. ELECTION OF DIRECTORS

     The Board of Directors currently consists of three members elected for a term of one year or until their successors are duly elected and qualified. In order to ensure compliance with new continued listing requirements imposed by the Nasdaq SmallCap Market, one additional outside director shall be elected at the Special meeting.

     An affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon is required to elect the Directors. All proxies received by the Board of Directors will be voted for the election as Directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxy, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

     The following table sets forth, as of December 15, 1997, the four nominees for election as Directors of the Corporation:

                                            Position with Corporation;                             Director
Name                                        Principal Occupation and Age                           Since

Harold Rashbaum                             President, CEO, and Director; 70                       1996

Robert DiMilia                              Vice President, Secretary and                          1997
                                            Director; 51

Alain A. Le Guillou, M.D.                   Director; 40                                           1996

James B. Frakes                             N/A; 40                                                --


     The Directors of the Corporation are elected Specially by the stockholders, and the Officers of the Corporation are appointed Specially by the Board of Directors. Vacancies on the Board of Directors may be filled by the remaining Directors. Each current Director and Officer will hold office until the next Special meeting of stockholders or until his successor is elected and qualified. All outside Directors receive a Director=s fee of $1,000 per month for their participation as Directors. The sole outside Director to date is Alain D. Le Guillou, M.D. (son-in-law of Harold Rashbaum). Upon consummation of this election, James B. Frakes shall constitute the second outside Director. The Corporation does not have key man insurance on the lives of any of its Officers or Directors. On January 10, 1997, Robert Melillo and the Corporation mutually agreed to the resignation of Mr. Melillo as the President, Chief Executive Officer, and Director of the Corporation. As of that time, Mr. Rashbaum took over as President and Chief Executive Officer of the Corporation. Mr. Melillo remained a consultant to the Corporation, at a weekly fee of $600, until April 1, 1997.

     Harold Rashbaum has been the President, Chief Executive Officer, and a Director of the Corporation since January 1997. He was elected President and Chief Executive Officer when Robert Melillo, former President and Chief Executive Officer, resigned. From May 1996 to January 1997, Mr. Rashbaum served as Secretary and Treasurer of the Corporation. Also since May 1996, Mr. Rashbaum has served as the Secretary, Treasurer, and a Director of D.L. Productions, Inc. (ADLP@), a company which filed for voluntary dissolution in October 1997; he became President of DLP in January 1997. Since February 1996, Mr. Rashbaum has also been the President and a Director of H.B.R. Consultant Sales Corp. (AHBR@), of which his wife is the sole stockholder. Mr. Rashbaum has also been a consultant for Play Co. Toys & Entertainment Corp. (APlayco@), a wholesaler and retailer of children=s toys, since July 1995. He became Chairman of the Board of Playco in September 1996. Prior thereto, from February 1992 to June 1995, Mr. Rashbaum was a consultant to 47th Street Photo, Inc., an electronics retailer. Mr. Rashbaum held this position at the request of the bankruptcy court during the time 47th Street Photo, Inc. was in Chapter 11. From January 1991 to February 1992, Mr. Rashbaum was a consultant for National Wholesale Liquidators, Inc., a major retailer of household goods and housewares.


     Robert DiMilia has been a Director, Vice President, and Secretary of the Corporation since January 10, 1997. Prior thereto, he was a consultant to the Corporation with respect to the production of Dirty Laundry, the Corporation=s first motion picture. From March 1995 to May 1996, Mr. DiMilia was a media and marketing consultant in the film industry working on a variety of projects. From 1991 to 1994, Mr. DiMilia was a Vice President for the Bon Bon Group, a national payroll/accounting entertainment service Corporation.

     Alain A. Le Guillou, M.D. has been a Director of the Corporation since May 1996. Since July 1995, Dr. Guillou has been a doctor of pediatrics at Montefiore Medical Group. From July 1992 to June 1995, Dr. Guillou was a pediatric resident at the University of Minnesota, Gillette Hospital, St. Paul, Minnesota. From July 1991 to June 1992, Dr. Guillou was an intern at Montefiore Medical Center, Bronx, New York. Dr. Guillou is the son-in-law of Harold Rashbaum.

     James B. Frakes is nominated to be elected as a Director of the Company. Mr. Frakes was elected Chief Financial Officer of Playco in June 1997. Prior thereto, from June 1990 to March 1997, Mr. Frakes was Chief Financial Officer of Urethane Technologies, Inc. (AUTI@) and two of its subsidiaries: Polymer Development Laboratories, Inc. (APDL@) and BMC Acquisition, Inc. These were specialty chemical companies which focused on the polyurethane segment of the plastics industry. Mr. Frakes was also Vice President and a Director of UTI during this period. In March 1997, three unsecured creditors of PDL filed a petition for the involuntary bankruptcy of PDL. This matter is pending before the United States Bankruptcy Court, Central District of California. In 1989, Mr. Frakes and his wife purchased JLJ Enterprises d/b/a TME Travel (AJLJ@), a travel agency which provided services primarily for the business community. Mr. Frakes was the Vice President, Chief Financial Officer, and a Director of JLJ; his wife was the President and a Director. In November 1992, Mr. Frakes and his wife sold JLJ. From 1985 to 1990, Mr. Frakes was a manager for Berkeley International Capital Corporation, an investment banking firm specializing in later stage venture capital and leveraged buyout transactions. In 1980, Mr. Frakes obtained a Masters in Business Administration from University of Southern California. He obtained his Bachelor of Arts degree in history from Stanford University from which he graduated with honors in 1978.

Significant Employees

     Dan Stone, 61, Chairman of the Board of Breaking Waves, Inc. from its inception in 1991 until the consummation of the Corporation=s acquisition of Breaking Waves, Inc. in September 1996 (Athe Acquisition@), became a consultant to the Corporation in September 1996. Mr. Stone has been the President and a Director of D. Stone Industries, Inc. and Dan Stone Industries, Inc. since their inceptions in 1981 and 1991, respectively.

     Malcolm Becker, 61, has been the Vice President of design, merchandising, and production of Breaking Waves, Inc. since its inception in 1991.

     Michael Friedland, 59, has been the Vice President of design, marketing, and sales of Breaking Waves, Inc., since its inception in 1991.


     The Corporation has agreed to indemnify its Officers and Directors with respect to certain liabilities including liabilities which may arise under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, Officers, and controlling persons of the Corporation pursuant to any charter, provision, by-law, contract, arrangement, statute or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a Director, Officer, or controlling person of the Corporation in the successful defense of any such action, suit, or proceeding) is asserted by such Director, Officer, or controlling person of the Corporation in connection with the Securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act. The Corporation will be governed by the final adjudication of such issue.

Board Meetings, Committees, and Compensation

     During the fiscal year ended December 31, 1997, no meetings of the Board of Directors were held. Actions were taken on three (3) occasions by unanimous written consent of the Board of Directors, which consent was obtained in lieu of meetings. The Corporation does not pay its Directors for attendance at Board of Directors meetings or committee meetings.

     The Board of Directors recommends that you vote "FOR" the nominees for Directors.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

         The following provides certain information concerning all Plan and Non-Plan (as defined in Item 402 (a)(ii) of Regulation S-B) compensation awarded to, earned by, or paid by the Corporation during the period ended September 30, 1997 to each of the named executive officers of the Corporation:

                                            Summary Compensation Table
                                                                       Securities              Restricted Securities
Name and Principal                                                     Underlying              Underlying             All Other
Position                            Year         Salary($)             Options/SARS ($)        Award                  Compensation
------------------                  ----         ---------             ----------------        ----------------       ------------

Harold Rashbaum                     1997 (1)     108,000               100,000 (2)             50,000 (3)             --
Chief Executive Officer
President

Robert Melillo                      1997 (5)     4,000                 --                      25,000 (6)             --
Former Chief Executive Officer


     (1) In October 1996, Mr. Rashbaum began receiving a salary of approximately $100,000 per annum. His salary was increased to $156,000 in March 1997. At the closing of the Corporation=s initial public offering, HBR, a Corporation controlled by Mr. Rashbaum and owned by his wife, received 7,500 shares of Common Stock and a consulting fee of $40,000 for services rendered prior to his becoming an Officer of the Corporation.

     (2) Includes options to purchase shares of Common Stock issued in March 1997 under the Corporation=s Senior Management Incentive Plan. See ASenior Management Incentive Plan.@

     (3) Includes shares issued under the Senior Management Incentive Plan in June 1996, subject to a vesting schedule. See ASenior Management Incentive Plan.@

     (4) Mr. Melillo received an Special salary of $104,000 per annum through January 10, 1997, when he resigned as an Officer and Director of the Corporation. He continued as a consultant until April 1997 and received a consulting fee of $600 per week. See AManagement.@


     (5) Mr. Melillo received 50,000 shares of Common Stock in the Corporation pursuant to the Corporation=s Senior Management Incentive Plan, subject to a vesting schedule, whereby 25,000 shares would vest in each of June of 1997 and 1998. Upon his resignation on January 10, 1997, Mr. Melillo returned 25,000 shares to the Corporation, and the Corporation agreed that the remaining shares should be vested.

Employment and Consulting Agreements

     Prior to his becoming an Officer and Director of the Corporation, Mr. Rashbaum provided consulting to the Corporation through HBR, a corporation of which he is an Officer and Director and of which his wife is the sole stockholder. HBR entered into an oral consulting agreement with the Corporation whereby it will receive 5% of the net profits of the Motion Picture received by the Corporation. In addition, HBR received $40,000 and 7,500 shares of the Corporation's Common Stock at the closing of the Corporation=s initial public offering. Mr. Rashbaum receives a salary of $156,000 per annum for being an Officer of the Corporation. In addition, Mr. Rashbaum received 50,000 shares of Common Stock under the Corporation's Senior Management Incentive Plan. These shares vest at the rate of 25,000 shares on each of March 1997 and 1998. Pursuant to the restricted share agreement, the shares only vest if Mr. Rashbaum continues to provide services to the Corporation. Shares not vested shall be returned to the Corporation's treasury.

     In March 1997, pursuant to the Corporation=s Senior Management Incentive Plan, the Corporation granted (i) Mr. Rashbaum, as Chief Executive Officer of the Corporation, an option to purchase 100,000 shares of Common Stock at $5.125 per share; and (ii) Mr. DiMilia, as Secretary, an option to purchase 50,000 shares of Common Stock at $5.125 per share. See ACertain Relationships and Related Transactions.@ Neither Mr. Rashbaum nor Mr. DiMilia have entered employment agreements with the Corporation or any of its subsidiaries.

     In January 1996, Dan Stone entered into a two year consulting agreement with Breaking Waves, Inc. Pursuant to the agreement, Mr. Stone oversees the operation of Breaking Waves, Inc. in return for a yearly consulting fee of $100,000. Mr. Stone received $50,000 from the proceeds of the Corporation=s initial public offering as payment in advance for half of the 1997 consulting fee, the balance of which fee is being paid in weekly installments.

     In November 1997, Breaking Waves, Inc. entered into 3 year employment agreements with each of Malcolm Becker and Michael Friedland. The agreements provide for salaries of $110,000 for the terms of employment and the granting of shares of the Corporation=s Common Stock each year. The number of shares of the Common Stock shall be equal to a Market Value (as hereinafter defined) of $25,000 on the date of issuance, subject to a vesting schedule. The vesting schedule shall be as follows: (i) 2 of the shares received on November 27, 1996 shall vest 90 days from said date with the balance vesting 270 days from November 27, 1996; and (ii) on each subsequent Special issuance, commencing November 27, 1997, 2 of the shares shall vest six months from issuance with the balance vesting on the following anniversary. The shares vest pursuant to restricted share agreements. AMarket Value@ shall mean (i) $5.00 per share with respect to the shares issued in November 1996; and (ii) the average of the closing bid and asked prices for a share of Common Stock for a period of 30 days ending five days prior to the date of issuance, as officially reported by the principal securities exchange on which the Common Stock is quoted. The agreements include nondisclosure and non-compete clauses.

Senior Management Incentive Plan

     In May 1996, the Board of Directors adopted the Senior Management Incentive Plan (Athe Management Plan@) which was approved and adopted by stockholder consent. The Management Plan provided for the issuance of up to 250,000 shares of the Corporation's Common Stock in connection with the issuance of stock options and other stock purchase rights to Executive Officers and other key employees and consultants. The Board of Directors, upon stockholder approval obtained at the Corporation=s 1997 Special Meeting held on June 30, 1997, adopted a proposal to increase the shares issuable under the Management Plan to 750,000 shares.

     The Management Plan was adopted to provide the Board of Directors with sufficient flexibility regarding the forms of incentive compensation which the Corporation will have at its disposal for rewarding Executive Officers, employees, and consultants of the Corporation (or any subsidiaries thereof) who render significant services to the Corporation. The Management Plan provides equity ownership, or the right to acquire equity ownership, in the Corporation through the grant of stock options and other rights pursuant to the Management Plan to enable the Corporation to attract and retain qualified personnel without unnecessarily depleting the Corporation's cash reserves. The Management Plan is designed to augment the Corporation's existing compensation programs and is intended to enable the Corporation to offer a personal interest in the Corporation's growth and success through awards of either shares of Common Stock or rights to acquire shares of Common Stock to individuals who provide significant services to the Corporation.

     The Management Plan is intended to help the Corporation attract and retain key executive management personnel whose performance is expected to have a substantial impact on the Corporation's long-term profit and growth potential by encouraging and assisting those persons to acquire equity in the Corporation. It is contemplated that only employees who perform services of special importance to the Corporation will be eligible to participate under the Management Plan. It is anticipated that awards made under the Management Plan will be subject to vesting periods, although the vesting periods are subject to the discretion of the Board or an administrator of the Management Plan.

     In March 1997, pursuant to the Management Plan, the Corporation issued 100,000 options to Mr. Rashbaum and 50,000 options to Mr. DiMilia.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 1995, in connection with the incorporation of the Corporation, European Ventures Corporation (AEVC@) acquired 5,000,000 shares of the Corporation's Common Stock and 2,000,000 Warrants for an aggregate consideration of $1,100,000. The sale of 1,400,000 shares of Common Stock and 2,000,000 Warrants was registered for resale in the Corporation=s initial public offering. of these shares and Warrants have been resold to date.

     In January 1996, Dan Stone entered into a two year consulting agreement with Breaking Waves, Inc. Pursuant to the agreement, Mr. Stone oversees the operation of Breaking Waves, Inc. in return for a yearly consulting fee of $100,000. Mr. Stone received $50,000 from the proceeds of the Corporation=s initial public offering as payment in advance for half of the 1997 consulting fee, the balance of which fee is being paid in weekly installments.

     In June 1996, pursuant to the Management Plan, the Corporation issued 50,000 shares of Common Stock to Robert Melillo, the former Chief Executive Officer, President, and Director of the Corporation. The shares were to vest at the rate of 25,000 in each of June 1997 and 1998. On January 10, 1997, Mr. Melillo resigned and returned 25,000 shares to the Corporation. These shares were returned to the Corporation=s treasury. Pursuant to Mr. Melillo=s agreement with the Corporation, the remaining 25,000 shares became fully vested.

     Prior to Mr. Rashbaum=s election as an Officer and Director of the Corporation, commencing in March 1996, Mr. Rashbaum provided consulting to the Corporation through HBR. HBR entered into an oral consulting agreement with the Corporation whereby it would receive 5% of the net profits of the Motion Picture received by the Corporation. In addition, HBR received $40,000 and 7,500 shares of the Corporation's Common Stock at the closing of the Acquisition from the Corporation. In March 1996, Mr. Rashbaum received 50,000 shares of Common Stock under the Management Plan. These shares vest at the rate of 25,000 shares on each of March 1997 and 1998.

     In March 1997, pursuant to the Management Plan, the Corporation issued 100,000 options to Mr. Rashbaum and 50,000 options to Mr. DiMilia.

     See AExecutive Compensation-Employment and Consulting Agreements@ for a discussion of the Corporation=s employment and consulting agreements.

     All transactions between the Corporation and any Officer, Director, or 5% stockholder will be on terms no less favorable than those which might be obtained in transactions between the Corporation and independent third parties and will be approved by a majority of the independent disinterested directors of the Corporation. The Corporation believes that all prior affiliated transactions were made on terms no less favorable to the Corporation than those which might have been obtained in transactions between the Corporation and unaffiliated parties.

                             II. REVERSE STOCK SPLIT

     Management of the Corporation is of the opinion that a reverse-split of the Corporation's stock 1 for 3 (1 new share for every 3 old shares) is in the best interests of the Corporation's shareholders. All fractional shares will be rounded up or down to the nearest whole shares. No cash will be paid for any fractions of shares.

     Currently, the Corporation's Common Stock is quoted on the Nasdaq SmallCap Stock Market ("Nasdaq"). The Corporation is required to maintain certain Nasdaq maintenance requirements, one of which is that the shares of Common Stock maintain a bid price of $1.00. Due to the Corporation=s failure to maintain the Nasdaq bid price requirement the Corporation has proposed this reverse stock split. In order to continue to have its shares of Common Stock listed on Nasdaq, the Corporation is required to maintain (i) net tangible assets of at least $2,000,000; (ii) total stockholders' equity of $2,000,000; (iii) a minimum bid price of $1.00; (iv) two market makers; (v) 300 stockholders; (vi) at least 500,000 shares in the public float; and (vii) a minimum market value of $1,000,000 for the public float.

     At present, the bid price of the Corporation's units are below $1.00. The proposed reverse-split is necessary to keep the Corporation in compliance with Nasdaq's continued listing requirements. Management believes that a reverse-split of the Corporation's stock is the best strategy to keep the Corporation in compliance with the continued listing requirements of the Nasdaq SmallCap Market.

     In the event the Corporation's Common Stock is delisted from Nasdaq, trading, if any, of the Corporation's securities will thereafter be conducted in the over-the-counter market on the OTC Bulletin Board. Consequently, an investor may find his securities to be less liquid, and therefore, more difficult to transfer. He may also find it difficult to obtain accurate quotations of the price of the Corporation's securities. In effecting this reverse stock split, the Corporation anticipates that it will be able to obtain additional equity capital and continue to maintain its Nasdaq listing. The reverse split will be effected by reducing the Corporation=s present issued and outstanding shares from approximately 6,092,500 shares to approximately 2,030,833 shares. The effective date for purposes of calculating the reverse split will be as soon as practicable, after the meeting date, as Nasdaq can effect the reverse split within its systems.

     The affirmative vote of the holders of a majority of the shares of the Common Stock issued and outstanding on the record date, voting together as a single class, is required for the approval of this proposal. The Directors and Officers of the Corporation and other principal stockholders owning of record, beneficially, directly and indirectly, an aggregate of approximately of such shares outstanding on the record date, have agreed to vote in favor of approval of this proposal; therefore, this proposal shall be approved at the meeting.

     The Board of Directors recommends that you vote "FOR" this Proposal.

                              FINANCIAL INFORMATION

     A COPY OF THE CORPORATION'S SPECIAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 SHALL BE FILED WITH THE SECURITIES AND EXCHANGE
COMMISSION AND SHALL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST THEREFOR SENT TO ROBERT DIMILIA, SECRETARY, HOLLYWOOD PRODUCTIONS, INC., 14 EAST 60TH STREET, SUITE 402, NEW YORK, NEW YORK 10022. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT AS OF DECEMBER 15, 1997, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF SHARES OF THE CORPORATION'S COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING OF STOCKHOLDERS.

                               III. OTHER BUSINESS

     As of the date of this proxy statement, the only business which the Board of Directors intends to present and knows that others will present at the Special Meeting is that herein set forth. If any other matter is properly brought before the Special Meeting or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.


                                             By Order of the Board of Directors,


                                                                  Robert DiMilia
                                                                       Secretary

January 7, 1998


WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

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